Exhibit 99.2

NextNRG Announces Closing of $6.4 Million Private Placement of Common Stock with New Fundamental Institutional Investor

MIAMI, FL, May 28, 2026 (GLOBE NEWSWIRE) —NextNRG, Inc. (Nasdaq: NXXT) (“NextNRG” or the “Company”), a pioneer in AI-driven energy innovation transforming how energy is produced, managed, and delivered, today announced the closing of its previously announced private placement of 10,000,000 shares of its common stock. The investor is a global multi-strategy institutional investment firm, and upon closing becomes an approximately 6% shareholder of the Company. The Company received gross proceeds of approximately $6.4 million, before deducting placement agent fees and other offering expenses.

With the transaction now closed and proceeds having been received, the Company will move immediately to retire its outstanding convertible debt, strengthening the Company’s balance sheet ahead of its next phase of growth. The remaining proceeds will be deployed toward working capital and strategic expansion across NextNRG’s operating segments.

“We are pleased to welcome a global institutional investor of this caliber to our shareholder base. We believe their decision to invest reflects a high level of conviction in what we are building, and that this capital will strengthen our financial foundation and enable us to move forward with greater speed and focus across our platform.”

— Michael D. Farkas, Founder and Chief Executive Officer, NextNRG

“We believe that the closing of this transaction is a meaningful step in our effort to build a cleaner, more durable balance sheet. Eliminating our convertible debt removes a structural overhang and puts us in a stronger position to allocate capital toward growth. We are focused on financial discipline as much as operational execution, and this transaction reflects both.”

— Joel Kleiner, Chief Financial Officer, NextNRG

A.G.P./Alliance Global Partners acted as sole placement agent for the offering.

ABOUT THIS OFFERING

The securities sold in this offering were issued in reliance on an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, and applicable state securities laws, and have not been registered under the Securities Act or applicable state securities laws. Pursuant to the terms of the securities purchase agreement dated May 25, 2026, which the Company has entered into with the investor signatory thereto, the Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock sold in the offering. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT NEXTNRG, INC.

NextNRG Inc. (Nasdaq: NXXT) is Powering What’s Next by integrating artificial intelligence (AI) and machine learning (ML) into utility infrastructure, battery storage, wireless EV in-motion charging, renewable energy, and mobile fuel delivery, to create a unified platform for modern energy management. At the core of its strategy is the Next Utility Operating System®, which uses AI to optimize both new and existing infrastructure across microgrids, utilities, and fleet operations. NextNRG’s smart microgrids serve commercial, healthcare, educational, tribal, and government sites delivering cost savings, reliability, and decarbonization. The Company also operates one of the nation’s largest on-demand fueling fleets and is advancing wireless charging to support fleet electrification. To learn more, visit www.nextnrg.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Any statements describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs, including statements regarding the intended use of proceeds, the anticipated filing of a resale registration statement, the expected impact of retiring convertible debt, the Company’s capital strength and financial foundation, the Company’s ability to move forward with greater speed and focus, and the Company’s ability to execute on its growth strategy and deliver long-term shareholder value, are forward-looking statements and should be considered at-risk statements. Words such as “expect,” “believe,” “intends,” “will,” “focused,” “enables,” and similar expressions are intended to identify forward-looking statements. These and other risks are described in NextNRG’s filings with the SEC from time to time. NextNRG undertakes no obligation to update any forward-looking statements except as required by law.

CONTACTS

Investor Relations

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com

Media Contact

HCM for NextNRG

nextnrg@hannahcranstonmedia.com